ARTICLES OF INCORPORATION
                              OF
                   COOKIE CUP INTERNATIONAL

     I (We), the undersigned natural person(s) of the age(s) of twenty-one
(21) or more, acting as Incorporator(s) of a corporation under the General Corporation Law of Nevada, adopt the following Articles of
Incorporation:

                          ARTICLE I

     The name of the corporation is:
          Cookie Cup International

                          ARTICLE II

     Its principal office in the State of Nevada is located at 3318 China Drive, Las Vegas, Nevada 89121. This Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

                         ARTICLE III

     The objects for which this Corporation is formed are: to engage in any lawful activity, including, but not limited to the following:
     1. Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.
     2. May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objectives for which this Corporation is organized.
     3. Shall have power to have succession by its corporate name for the period limited in its certificate or Articles of Incorporation, and when no period is limited in its certificate or Articles of Incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.
     4. Shall have power to sue and be sued in any court of law or equity.
     5. Shall have power to make contracts.
     6. Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest ln the State of Nevada, or in any other state, territory or country.
     7. Shall have power to appoint such officers and agents as the affairs of the Corporation shall require, and to allow the suitable compensation thereof.
     8. Shall have power to make by-laws not inconsistent with the Constitution and laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its stockholders.
     9. Shall have power to wind up and dissolve itself, or be wound up or dissolved.
     10. Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.
     11. Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secures by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.
     12. Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities, or evidences of the indebtedness created by, any corporation or corporations of the State of Nevada, or any other state of government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, lf any.
     13. Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, or other property or fund.
     14. Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions independencies of the United States, the District of Columbia, and any foreign countries.
     15. Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or Articles of Incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation whether or not such business is similar in nature to the objects set forth in the certificate or Articles of Incorporation of the Corporation, or any amendment thereof.
     16. shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.
     17. Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

                          ARTICLE IV

     That the total number of voting common stock authorized that may be used by Corporation is Fifty Million (50,000,000) shares of stock with a par value of One-tenth of a cent ($.001) per share and no other class of stock shall be authorized. Said shares with a par value of $.001 may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

                          ARTICLE V

     The governing board of this Corporation shall be known as Directors, and the number of Directors may from time to time be increased or decreased in such manner provided that the number of Directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are unissued or owned beneficially and of record by either one or two stockholders, the number of Directors may be less than three (3), but not less than the number of stockholders

     The names and post office address of the first Board of Directors shall be two (2) ln number and listed as follows:
            NAME                            POST OFFICE ADDRESS
        Don H. Savage                     2 Windsong
                                            Sandy, Utah 84092
        David M. Lamoreaux                  662 E. Floyd Dr.
                                            Sandy, Utah 84070

                          ARTICLE VI

     The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

                         ARTICLE VII

     The names and post office address of the Incorporators signing the Articles of Incorporation are as follows:
             NAME                          POST OFFICE ADDRESS
         Don H. Savage                     2 Windsong
                                           Sandy, Utah 84092
         David M. Lamoreaux                662 E. Floyd Dr.
                                           Sandy, Utah 84070

                         ARTICLE VIII

     The resident agent for this Corporation shall be:

              NEVADA STOCK TRANSFER CORPORATION

     The address of said agent, and the principal or auditory address of this Corporation in the State of Nevada, shall be:
                      3318 China Drive
                    Las Vegas, Nevada 8912

                          ARTICLE IX

     The Corporation is to have perpetual existence.
                          ARTICLE X

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     Subject to the By-laws, if any adopted by the Stockholders, to make, alter or amend the By-laws of the Corporation.

     To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.
     By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.
     When and as authorized by the affirmative vote of the Stockholders holding stock entitles them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the corporation.

                          ARTICLE XI

     No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

                         ARTICLE XII

     This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by Statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being the Incorporators hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand the 7th day of April, 1987.

                              /s/Don H. Savage


                              /s/David M. Lamoreaux

STATE OF UTAH       )
                    )
County of Salt Lake )

     On the 7th of April, 1987, personally appeared before me the above-signed person(s), and upon being duly sworn, did state that the foregoing instrument was voluntarily signed by them for the purpose above stated.

                              /s/Lisa Crowder
                              NOTARY PUBLIC:  Residing
                              in Salt Lake County, Utah
My Commission Expires:
June 15, 1989